Exhibit
4.3












           AMERICAN NATIONAL BANKSHARES INC.

                   STOCK OPTION PLAN

























ARTICLE I DEFINITIONS

     1.01. Administrator                                        4
     1.02. Affiliate                                            4
     1.03. Agreement                                            4
     1.04. Board                                                4
     1.05. Change in Control                                    4
     1.06. Code                                                 4
     1.07. Committee                                            5
     1.08. Common Stock                                         5
     1.09. Corporation                                          5
     1.10. Control Change Date                                  5
     1.11. Exchange Act                                         5
     1.12. Fair Market Value                                    5
     1.13. Option                                               5
     1.14. Participant                                          6
     1.15. Plan                                                 6

ARTICLE II PURPOSES                                     7


ARTICLE III ADMINISTRATION                              8


ARTICLE IV ELIGIBILITY                                  9


ARTICLE V STOCK SUBJECT TO PLAN

     5.01. Shares Issued.                                      10
     5.02. Aggregate Limit.                                    10
     5.03. Reallocation of Shares.                             10

ARTICLE VI OPTIONS

     6.01. Award.                                              11
     6.02. Option Price.                                       11
     6.03. Maximum Option Period.                              11
     6.04. Nontransferability.                                 11
     6.05. Transferable Options                                11
     6.06. Employee Status.                                    12
     6.07. Exercise.                                           12
     6.08. Payment.                                            12
     6.09. Shareholder Rights.                                 13
     6.10. Disposition of Stock.                               13

ARTICLE VII ADJUSTMENT UPON CHANGE IN COMMON STOCK     14


ARTICLE   VIII  COMPLIANCE  WITH  LAW  AND  APPROVAL   OF
     REGULATORY BODIES                                 15


ARTICLE IX GENERAL PROVISIONS

     9.01. Effect on Employment and Service.                   16
     9.02. Unfunded Plan                                       16
     9.03. Rules of Construction.                              16

ARTICLE X AMENDMENT                                    17


ARTICLE XI DURATION OF PLAN                            18


ARTICLE XII EFFECTIVE DATE OF PLAN                     19






                        ARTICLE I

                       DEFINITIONS

1.01.     Administrator

     Administrator means the Committee and any delegate of the Committee that is appointed in accordance with
Article III.

1.02.     Affiliate

     Affiliate   means  any  "subsidiary"   or   "parent"
corporation (within the meaning of Section 424 of the Code) of the Corporation.

1.03.     Agreement

     Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.04.     Board

     Board   means   the  Board  of  Directors   of   the
Corporation.

1.05.     Change in Control

     Change  in Control means if: (i) after the  date  of
the Agreement, any person, including a "group" as defined
in   Section  13(d)(3)  of  the  Exchange  Act,  becomes,
directly   or   indirectly,  the  beneficial   owner   of
Corporation securities having 30% or more of the combined
voting   power   of  the  then  outstanding   Corporation
securities  that  may  be cast for the  election  of  the
Corporation's  directors (other than as a  result  of  an
issuance of securities initiated by the Corporation, or a
tender  offer  or open market purchases approved  by  the
Board, as long as the majority of the Board approving the
purchases  are  directors at the time the  purchases  are
made); or (ii) as the direct or indirect result of, or in
connection  with,  a  cash tender or  exchange  offer,  a
merger or other business combination, a sale of assets, a
contested  election of directors, or any  combination  of
these transactions, the persons who were directors of the
Corporation  before  any  such  transactions   cease   to
constitute a majority of the Board, or any successor's board, within two years of the last of such transactions.

1.06.     Code

     Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.07.     Committee

     Committee means a Committee of the Board appointed or designated to administer the Plan.

1.08.     Common Stock

     Common   Stock  means  the  common  stock   of   the
Corporation.

1.09.     Corporation

     Corporation means American National Bankshares Inc.

1.10.     Control Change Date

     Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the "Control Change
Date" is the date of the last of such transactions.

1.11.     Exchange Act

     Exchange  Act means the Securities Exchange  Act  of
1934, as amended and as in effect on the date of this Agreement.

1.12.     Fair Market Value

     Fair Market Value means, on any given date, the current fair market value of a share of Common Stock determined as follows: If the Common Stock is not listed on an established stock exchange, Fair Market Value shall be the average of the final bid and asked quotations on the over-the-counter market in which the Common Stock is traded or, if applicable, the reported "closing" price of a share of Common Stock as reported by the National
Association  of Securities Dealers, Inc.  If  the  Common
Stock is listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of a share of Common Stock reported on that stock exchange or exchanges. In any case, if no sale of Common Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market
Value shall be determined as of the next preceding day on which there was a sale.

1.13.     Option

     Option means a stock option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Agreement.

1.14.     Participant

     Participant means an employee of the Corporation or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive an Option.

1.15.     Plan

     Plan  means  the  American National Bankshares  Inc.
Stock Option Plan.

                       ARTICLE II

                        PURPOSES

     The  Plan is intended to assist the Corporation  and
its  Affiliates  in recruiting and retaining  individuals
with  ability and initiative by enabling such persons  to
participate in the future success of the Corporation  and
its  Affiliates  and  to associate their  interests  with
those of the Corporation and its shareholders.  The  Plan
is   intended  to  permit  the  grant  of  both   Options
qualifying  under  Section 422 of  the  Code  ("incentive
stock options") and Options not so qualifying.  No Option
that is intended to be an incentive stock option shall be
invalid  for  failure to qualify as  an  incentive  stock
option.   The  proceeds received by the Corporation  from
the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                       ARTICLE III

                     ADMINISTRATION

     The Plan shall be administered by the Administrator.
The  Administrator shall have authority to grant  Options
upon such terms (not inconsistent with the provisions  of
this   Plan),   as   the   Administrator   may   consider
appropriate.   Such  terms  may  include  conditions  (in
addition  to  those  contained  in  this  Plan),  on  the
exercisability  of  all  or  any  part  of   an   Option.
Notwithstanding  any such conditions,  the  Administrator
may, in its discretion, accelerate the time at which  any
Option  may be exercised.  In addition, the Administrator
shall have complete authority to interpret all provisions
of  this  Plan;  to prescribe the form of Agreements;  to
adopt,   amend,   and  rescind  rules   and   regulations
pertaining to the administration of the Plan; and to make
all  other determinations necessary or advisable for  the
administration of this Plan.  The express  grant  in  the
Plan of any specific power to the Administrator shall not
be  construed as limiting any power or authority  of  the
Administrator.   Any decision made, or action  taken,  by
the    Administrator   or   in   connection   with    the
administration   of  this  Plan  shall   be   final   and
conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Corporation.

     The  Committee, in its discretion, may  delegate  to
one  or more officers of the Corporation, all or part  of
the  Committee's  authority and duties  with  respect  to
Option  grants to individuals who are not subject to  the
reporting  and  other provisions of  Section  16  of  the
Exchange  Act.   The Committee may revoke  or  amend  the
terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                       ARTICLE IV

                       ELIGIBILITY

     Any  employee  of  the Corporation or  an  Affiliate
(including a corporation that becomes an Affiliate  after
the adoption of this Plan), is eligible to participate in
this  Plan  if the Administrator, in its sole discretion,
determines that such person has contributed significantly
or  can  be expected to contribute significantly  to  the
profits  or  growth of the Corporation or  an  Affiliate.
Directors  of  the Corporation who are employees  of  the
Corporation   or   an  Affiliate  may  be   selected   to
participate in this Plan.

                        ARTICLE V

                  STOCK SUBJECT TO PLAN

5.01.     Shares Issued.

     Shares Issued. Upon the exercise of any Option the Corporation may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued
Common Stock.

5.02.     Aggregate Limit.

     Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is 150,000 shares.
The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article VII.

5.03.     Reallocation of Shares.

     Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                       ARTICLE VI

                         OPTIONS

6.01.     Award.

     Award.  In accordance with the provisions of Article
IV,  the Administrator will designate each individual  to
whom  an  Option  is to be granted and will  specify  the
number  of shares of Common Stock covered by such awards;
provided,  however,  that no individual  may  be  granted
Options  in  any calendar year covering more than  15,000
shares of Common Stock.

6.02.     Option Price.

     Option Price.  The price per share for Common  Stock
purchased  on  the  exercise  of  an  Option   shall   be
determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted in the case of an Option that is intended to be an incentive stock option.

6.03.     Maximum Option Period.

     Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is intended to be an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04.     Nontransferability.

     Nontransferability.  Except as provided  in  Section
6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.     Transferable Options

     Transferable Options.  Section 6.04 to the  contrary
notwithstanding,  if  the Agreement provides,  an  Option
that  is not an incentive stock option may be transferred
by   a   Participant   to  the  Participant's   children,
grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange
Commission  Rule 16b-3 as in effect from  time  to  time.
The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.

6.06.     Employee Status.

     Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07.     Exercise.

     Exercise. All outstanding Options previously granted
under the Plan shall be exercisable, in whole or in part,
on  a  Control  Change Date and shall remain  exercisable
thereafter in accordance with the terms of this Plan  and
the  applicable  Agreement.   Subject  to  the  preceding
sentence  and the other provisions of this Plan  and  the
applicable Agreement, an Option may be exercised in whole
at  any  time or in part from time to time at such  times
and   in   compliance  with  such  requirements  as   the
Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Corporation and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.08.     Payment.

     Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made with shares of Common Stock to the Corporation. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares must not be less than the Option price of the shares for which the Option is being exercised.

6.09.     Shareholder Rights.

     Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.10.     Disposition of Stock.

     Disposition of Stock. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs
(i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation.

                       ARTICLE VII

         ADJUSTMENT UPON CHANGE IN COMMON STOCK

     The maximum number of shares as to which Options may
be  granted  under  this Plan, the terms  of  outstanding
Options  and the per individual limitation on the  number
of  shares or for which Options may be granted  shall  be
adjusted as the Committee shall determine to be equitably
required  in  the  event  that (a)  the  Corporation  (i)
effects  one  or  more stock dividends, stock  split-ups,
subdivisions or consolidations of shares or (ii)  engages
in a transaction to which Section 424 of the Code applies
or  (b)  there  occurs  any other  event  which,  in  the
judgment of the Committee necessitates such action.   Any
determination  made  under  this  Article  VII   by   the
Committee shall be final and conclusive.

     The  issuance by the Corporation of shares of  stock
of  any  class, or securities convertible into shares  of
stock of any class, for cash or property, or for labor or
services, either upon direct sale or upon the exercise of
rights  or  warrants  to  subscribe  therefor,  or   upon
conversion  of  shares or obligations of the  Corporation
convertible  into such shares or other securities,  shall
not affect, and no adjustment by reason thereof shall  be
made with respect to, the maximum number of shares as  to
which   Options  may  be  granted,  the  per   individual
limitation on the number of shares for which Options may be granted or the terms of outstanding Options.

     The  Committee may grant Options in substitution for
performance  shares, phantom shares, stock awards,  stock
options,  stock  appreciation rights, or  similar  awards
held  by  an  individual who becomes an employee  of  the
Corporation  or  an  Affiliate  in  connection   with   a
transaction  described  in the first  paragraph  of  this
Article  VII.  Notwithstanding any provision of the  Plan
(other than the limitation of Section 5.02), the terms of such Option shall be as the Committee, in its discretion, determines is appropriate.

                      ARTICLE VIII

  COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No  Option  shall  be exercisable, no  Common  Stock
shall  be  issued, no certificates for shares  of  Common
Stock  shall be delivered, and no payment shall  be  made
under  this Plan except in compliance with all applicable
federal   and  state  laws  and  regulations  (including,
without  limitation, withholding tax  requirements),  any
listing  agreement to which the Corporation is  a  party,
and  the  rules of all domestic stock exchanges on  which
the  Corporation's shares may be listed.  The Corporation
shall have the right to rely on an opinion of its counsel
as  to such compliance.  Any share certificate issued  to
evidence  Common  Stock when an Option is  exercised  may
bear such legends and statements as the Administrator may
deem  advisable  to assure compliance  with  federal  and
state   laws  and  regulations.   No  Option   shall   be
exercisable,  no  Common  Stock  shall  be   issued,   no
certificate for shares shall be delivered, and no payment
shall  be made under this Plan until the Corporation  has
obtained  such  consent or approval as the  Administrator
may   deem   advisable  from  regulatory  bodies   having
jurisdiction over such matters.

                       ARTICLE IX

                   GENERAL PROVISIONS

9.01.     Effect on Employment and Service.

     Effect  on  Employment  and  Service.   Neither  the
adoption  of this Plan, its operation, nor any  documents
describing  or  referring  to  this  Plan  (or  any  part
thereof), shall confer upon any individual any  right  to
continue  in the employ or service of the Corporation  or
an  Affiliate or in any way affect any right and power of
the   Corporation  or  an  Affiliate  to  terminate   the
employment or service of any individual at any time with or without assigning a reason therefor.

9.02.     Unfunded Plan

     Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

9.03.     Rules of Construction.

     Rules  of Construction.  Headings are given  to  the
articles   and  sections  of  this  Plan  solely   as   a
convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                        ARTICLE X

                        AMENDMENT

     The Board may amend or terminate this Plan from time
to  time; provided, however, that no amendment may become
effective until shareholder approval is obtained  if  (i)
the amendment increases the aggregate number of shares of
Common  Stock  that may be issued under the  Plan  (other
than  an adjustment pursuant to Article VII) or (ii)  the
amendment  changes the class of individuals  eligible  to
become  Participants.   No  amendment  shall,  without  a
Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                       ARTICLE XI

                    DURATION OF PLAN

     No Option may be granted under this Plan after December 31, 2006. Options granted before that date shall remain valid in accordance with their terms.

                       ARTICLE XII

                 EFFECTIVE DATE OF PLAN

     Options may be granted under this Plan upon its adoption by the Board, provided that no Option shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Corporation's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present.

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